OMB Approval No. 3245-0201
                                                                 SBA LOAN NUMBER

                       U.S. Small Business Administration

                                      NOTE

                                                              September 25, 1997
$1,000,000.00                                         Springfield, Massachusetts

      For value received, the undersigned promises to pay to the order of First National Bank of New England at its office in the City of Hartford, State of Connecticut or at holder's option, at such other place as may be designated from time to time by the holder ONE MILLION AND 00/100 ($1,000,000.00) DOLLARS, with interest on unpaid principal computed from the date of each advance to the undersigned at a per annum rate of one and one-half (1.50%) percentage points above the Prime Rate on a floating basis. The initial interest rate hereunder is ten percent (10.0%), payment to be made in installments as follows:

      Payments in the initial amount of principal and interest of THIRTEEN THOUSAND TWO HUNDRED FIFTEEN and 07/100 ($13,215.07) Dollars on the first day of each month commencing November 1, 1997. The undersigned will make these payments until they have paid in full all principal and interest and any other sums due hereunder. Not withstanding the foregoing, the entire indebtedness evidenced by this Note, including, but not limited to, all outstanding principal and accrued and unpaid interest, shall be due and payable in full on the tenth (10th) anniversary date of this Note.

      On November 1, 1997 and on the first day of each and every month thereafter until all sums due hereunder are paid in full (each being referred to as an "Adjustment Date"), the interest rate on the unpaid principal balance hereunder shall be adjusted, without notice or demand, to a per annum rate of one and one-half (1.50%) percentage points above the Prime Rate in effect on the applicable Adjustment Date (or the following business day in the event that such Adjustment Date falls on a Saturday, Sunday or holiday), which rate shall remain in effect until the succeeding Adjustment Date. Interest hereunder shall be computed on a daily basis and on the basis of a Three Hundred Sixty (360) day year and a thirty (30) day month. As used herein, "Prime Rate" shall mean the lowest New York prime rate as set forth in the money rate section of the Wall Street Journal (or in any successor publication).

      The undersigned further agrees to pay all taxes levied or assessed on this Note or the debt evidenced hereby against the holder of this Note, and further agrees to pay all costs, expenses and attorneys' fees incurred in any action to collect this Note or to defend, protect, preserve, or realize upon or foreclose any mortgage or security agreement securing this Note or to protect, defend, preserve. foreclose or sustain the lien of said mortgage or security agreement or in any litigation or controversy arising from or connected with said mortgage, security agreement, or this Note.

      All payments received by the Lender. at the option of the Lender, shall be applied first to any outstanding charges and expenses incurred by the Lender in connection with this Note or any documents executed in connection with this Note, then to any unpaid and accrued interest and finally to the outstanding principal due under the Note. The undersigned agrees that the interest shall accrue at the foregoing rate on unpaid balance before and after maturity, by acceleration or otherwise.

      The Borrower hereby grants to the Lender or Holder hereof a lien and right of set-off for all of the Borrower's liabilities to Lender or Holder upon and against all of the Borrower's deposits, credits and other property now or hereafter in the possession or control of Lender or Holder or in transit to it. The Lender or Holder may at any time apply the same or any part thereof to any of the Borrower's liabilities to Lender or Holder, whether or not matured at the time of such application.

      Holder should give written notice to the undersigned of each increase or decrease in the interest (and change in installment amount, if applicable)
within thirty days after the effective date of each rate adjustment; however, the fluctuation of the interest rate is not contingent on whether the notice is given.
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                                                                     Page 2 of 3


      If the undersigned shall be in default in payment due on the indebtedness herein and the SMALL BUSINESS ADMINISTRATION (SBA) purchases its guaranteed portion of said indebtedness, the rate of interest on both the guaranteed and unguaranteed portions herein shall become fixed at the rate in effect as of the date of default. If the undersigned shall not be in default in payment when SBA purchases its guaranteed portion, the rate of interest on both the guaranteed and unguaranteed portions herein shall be fixed at the rate in effect as of the date of purchase by SBA.

      Borrower agrees to pay a late charge equal to 5% of the monthly payment amount due if such payment is not received within ten days of the due date. Funds received from the Borrower will be applied first to interest to the date of receipt, then to principal and then to the late fee.

      If this Note contains a fluctuating interest rate, the notice provision is not a pre-condition for fluctuation (which shall take place regardless of notice). Payment of any installment of principal or interest owing on this Note may be made prior to the maturity date thereof without penalty. Borrower shall provide lender with written notice of intent to prepay part or all of this loan at least three (3) weeks prior to the anticipated prepayment date. A prepayment is any payment made ahead of schedule that exceeds twenty (20) percent of the then outstanding principal balance. If borrower makes a prepayment and fails to give at least three weeks advance notice of intent to prepay, then, notwithstanding any other provision to the contrary in this note or other document, borrower shall be required to pay lender three weeks interest on the unpaid principal as of the date preceding such prepayment.

      The term "Indebtedness" as used herein shall mean the indebtedness evidenced by this Note, including principal, interest and expenses, whether contingent, now due or hereafter to become due and whether heretofore or contemporaneously herewith or hereafter contracted. The term "Collateral" as used in this Note shall mean any funds, Guaranties, or other property or rights therein of any nature whatsoever or the proceeds thereof which may have been, are, or hereafter may be, hypothecated, directly or indirectly by the undersigned or others, in connection with, or as security for, the indebtedness of any part thereof. The Collateral, and each part thereof, shall secure the Indebtedness and each part thereof. The covenants and conditions set forth or referred to in any and all instruments of hypothecation constituting the Collateral are hereby incorporated in this Note as covenants and conditions of the undersigned with the same force and effect as though such covenants and conditions were fully set forth herein.

      The Indebtedness shall immediately become due and payable, without notice or demand, upon the appointment of a receiver or liquidator, whether voluntary or involuntary, for the undersigned or for any of its property, or upon the riling of a petition by or against the undersigned under the provisions of any State insolvency law or under the provisions of the Bankruptcy Reform Act of 1978, as amended, or upon the making by the undersigned of an assignment for the benefit of its creditors. Holder is authorized to declare all or any part of the Indebtedness immediately due and payable upon the happening of any of the following events: (1) Failure to pay any part of the Indebtedness when due; (2) nonperformance by the undersigned of any agreement with. or any condition imposed by, Holder or Small Business Administration (hereinafter called "SBA") with respect to the Indebtedness, which nonperformance is not cured within ten
(10) days of Holder's notice to the undersigned of such failure; (3) Holder's discovery of the undersigned's failure in any application of the undersigned to Holder or SBA to disclose any fact deemed by Holder to be material or of the making therein or in any of the said agreements, or in any affidavit or other documents submitted in connection with said application or the indebtedness, of any material misrepresentation by, on behalf of, or for the benefit of the undersigned; (4) the reorganization (other than a reorganization pursuant to any of the provisions of the Bankruptcy Reform Act of 1978, as amended) or merger or consolidation of the undersigned or the making of any agreement therefor) without the prior written consent of Holder; (5) the undersigned's failure duty to account, to Holder's satisfaction, at such time or times as Holder may require, for any of the Collateral, or proceeds thereof, coming into the control of the undersigned, within ten (10) days of Holder's notice to the undersigned to do so; or (6) the entering of a judgment against the undersigned in any suit affecting the undersigned deemed by Holder to affect adversely its interest hereunder in the Collateral or otherwise. Holder's failure to exercise its rights under this paragraph shall not constitute a waiver thereof.

      Upon the nonpayment of the Indebtedness, or any part thereof, when due, whether by acceleration or otherwise. Holder is empowered to sell, assign, and deliver the whole or any part of the Collateral at public or private sale. without demand. advertisement or notice of the time or place of sale or of any adjournment thereof, which are hereby expressly waived. After deducting all expenses incidental to or arising from such sale or sales. Holder may apply the residue of the proceeds thereof to the payment of the Indebtedness, as it
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                                                                     Page 3 of 3


shall deem proper, returning the excess, if any, to the undersigned. The undersigned hereby waives all right of redemption or appraisement whether before or after sale.

      Holder is further empowered to collect or cause to be collected or otherwise to be converted into money all or any part of the Collateral, by suit or otherwise, and to surrender, compromise, release, renew, extend, exchange, or substitute any item of the Collateral in transactions with the undersigned or any third party, irrespective of any assignment thereof by the undersigned, and without prior notice to or consent of the undersigned or any assignee. Whenever any item of the Collateral shall not be paid when due, or otherwise shall be in default, whether or not the indebtedness, or any part thereof, has become due, Holder shall have the same rights and powers with respect to such item of the Collateral as are granted in this paragraph in case of nonpayment of the Indebtedness, or any part thereof, when due. None of the rights, remedies, privileges, or powers of Holder expressly provided for herein shall be exclusive, but each of them shall be cumulative with and in addition to every other right, remedy, privilege, and power now or hereafter existing in favor of Holder, whether at law or equity, by statute or otherwise.

      The undersigned agrees to take all necessary steps to administer, supervise, preserve, and protect the Collateral; and regardless of any action taken by Holder, there shall be no duty upon Holder in this respect. The undersigned shall pay all expenses of any nature, whether incurred in or out of court, and whether incurred before or after this Note shall become due at its maturity date or otherwise, including but not limited to reasonable attorney's fees and costs, which Holder may deem necessary or proper in connection with the satisfaction of the Indebtedness or the administration, supervision, preservation, protection of (including, but not limited to, the maintenance of adequate insurance) or the realization upon the Collateral. Holder is authorized to pay at any time and from time to time any or all of such expenses, add the amount of such payment to the amount of the Indebtedness, and charge interest thereon at the rate specified herein with respect to the principal amount of this Note.

      The security rights of Holder and its assigns hereunder shall not be impaired by Holder's sale, hypothecation or rehypothecation of any note of the undersigned or any item of the Collateral, or by any indulgence, including but not limited to (a) any renewal, extension, or modification which Holder may grant with respect to the Indebtedness or any part thereof, or (b) any surrender, compromise, release, renewal, extension, exchange, or substitution which Holder may grant in respect of the Collateral, or (c) any indulgence granted in respect of any endorser, guarantor, or surety. The purchaser, assignee, transferee, or pledgee of this Note, the Collateral, and guaranty, and any other document (or any of them), sold, assigned, transferred, pledged, or repledged, shall forthwith become vested with and entitled to exercise all the powers and rights given by this Note and all applications of the undersigned to Holder or SBA, as if said purchaser, assignee, transferee, or pledgee were originally named as Payee in this Note and in said application or applications.

      This promissory note is given to secure a loan which SBA is making or in which it is participating and, pursuant to Part 101 of the Rules and Regulations of SBA (13 C.F.R. 101.1(d)), this instrument is to be construed and (when SBA is the Holder or a party in interest) enforced in accordance with applicable Federal law.

                                          MACE SECURITY INTERNATIONAL, INC.


/s/ James K. Bodurtha                     /s/ Mark A. Capone
------------------------------            ---------------------------------
Witness                                   By:  Mark A. Capone
                                          Its duly authorized Treasurer

--------------------------------------------------------------------------------

      Note. - Corporate applicants must execute Note, in corporate name, by duly authorized officer, and seal must be affixed and duly attested, partnership applicants must execute Note in firm name, together with signature of a general partner.

SBA Form 147 (5-87)   *U.S. Government Printing, Office: 1991 - 312-624/51730

                       FIRST NATIONAL BANK OF NEW ENGLAND

                               SECURITY AGREEMENT
                                  (SBA LOANS)

      SECURITY AGREEMENT made this 25th day of September, 1997 between MACE SECURITY INTERNATIONAL, INC., whose principal place of business is located at 160 Benmont Avenue, Bennington, Vermont 05201 ("Debtor"), and FIRST NATIONAL BANK OF NEW ENGLAND, a banking association having an office at One Commercial Plaza, Hartford, Connecticut ("Secured Party").

      In consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor and Secured Party, intending to be bound legally, agree as follows:

      1. Security Interest.

      (a) To secure payment and performance of the Obligations (as defined below), Debtor hereby pledges, assigns, transfers and grants to Secured Party a continuing first priority security interest in all tangible and intangible personal property, (excluding Motor Vehicles unless so indicated below), including without limitation, Accounts, Chattel Paper, Contracts, Documents, Equipment, General Intangibles, Instruments and Inventory, as more particularly described in Exhibit A annexed, whether now owned or hereafter acquired by Debtor.

            Together, in each instance, with the renewals, substitutions, replacements, additions, rental payments, products and Proceeds thereof (hereinafter, collectively called the "Collateral").

            The security interest herein granted in the Collateral is a first priority security interest, except with respect to the prior liens set forth in Exhibit A.

      (a) Debtor expressly acknowledges that the security interest granted hereunder shall remain as security for payment and performance of the Obligations, whether now existing or which may hereafter be incurred by future advances, or otherwise. The notice of the continuing grant of this security interest therefore shall not be required to be stated on the face of any document representing any such Obligations, nor otherwise identify it as being secured hereby.

      2. Cross-Collateralization. All Collateral which Secured Party may at any time acquire from Debtor or from any other source in connection with any of the Obligations shall constitute collateral for each and every Obligation, without apportionment or designation as to particular Obligations, and all Obligations, however and whenever incurred, shall be secured by all Collateral, however and whenever acquired, and Secured Party shall have the night, in its sole discretion, to determine the order in which Secured Party's rights in, or remedies against, any Collateral are to be exercised, and which type or which portions of Collateral are to be proceeded against and the order of application of Proceeds of Collateral as against particular Obligations.

      3. Definitions. The following terms shall have the following meanings:
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                                                                    Page 2 of 19


      (a) "Accounts" means all accounts, as that ten-n is defined in Article 9 of the Uniform Commercial Code as in effect from time-to-time in the Commonwealth of Massachusetts (the "UCC"), and, in any event, shall include any right to payment held by Debtor, whether in the form of accounts receivable, notes, drafts, acceptances or other forms of obligations and receivables, now owned or hereafter received or acquired by or belonging or owing to the Debtor (including, without limitation, under any trade name, style or division thereof) for Inventory sold or leased or services rendered by it whether or not earned by performance, together with all guarantees and security therefor and all Proceeds thereof, whether cash Proceeds or otherwise, including, without limitation, all night, title and interest of Debtor in the Inventory which gave rise to any such Accounts, including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed rejected or repossessed Inventory or other goods;

      (b) "Authorization and Loan Agreement" means SBA Authorization and Loan Agreement No. PLP 155-372-4004.

      (c) "Chattel Paper" means all chattel paper, as that term is defined in
Article 9 of the UCC, and, in any event, shall include any writing or writings which evidence both a monetary obligation and a security interest in or a lease of specific goods, whether now or hereafter held by Debtor;

      (d) "Contracts" means all contracts, undertakings, franchise agreements or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments, as those terms are defined above and below) in or under which the Debtor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, and any agreement relating to the terms of payment or the terms of performance thereof;

      (e) "Documents" means all documents, as that term is defined in Article 9 of the UCC;

      (f) "Equipment" means all equipment, as that term is defined in Article 9 of the UCC and, in any event, shall include, without limitation, all machinery, tools, dyes, equipment, furnishings, vehicles (other than Motor Vehicles) and computers and other electronic data processing and other office equipment, including, but not limited to, the items of Equipment, if any, listed on Exhibit B attached hereto and made a part hereof, any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto, and all Contracts, contract rights and Chattel Paper arising out of any lease of any of the foregoing;

      (g) "Financing Agreements" means this Agreement, the Authorization and Loan Agreement, and any and all agreements, notes, guaranties, instruments, security agreements and documents evidencing, governing, securing or relating in any way to any of the Obligations, including without limitation, that certain SBA commercial term promissory note of even date herewith in the original principal amount of ONE MILLION AND 00/100 DOLLARS ($ 1,000,000.00) of Debtor in favor of Secured Party;

      (h) "General Intangibles" means all general intangibles, as that term is defined in Article 9 of the UCC, and, in any event, shall include all right, title and interest which the Debtor may now or hereafter have in or under any Contract, all customer lists, trademarks, patents, rights in intellectual property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, recipes, experience, processes, models, drawings, blueprints, catalogs, materials and records, goodwill (including, without limitation, the goodwill associated with any trademark, trademark registration or trademark licensed under any trademark license, claims in or under insurance policies, including unearned premiums, uncertificated securities, deposit accounts, rights to receive tax refunds and other payments and rights of indemnification;

      (i) "Instruments" means all instruments, as that term is defined in
Article 9 of the UCC, and, in any event, shall include any negotiable instrument or certificated security, as defined in Article 8 of the UCC, or any other writing which evidences a night to the payment of money and is not itself an instrument that constitutes, or is a part of a group or writings that constitute, Chattel Paper, and is of a type which, in the ordinary course of business, is transferred by delivery with any necessary endorsement or assignment, whether now or hereafter held by Debtor;

      (j) "Inventory" means all inventory, as that term is defined in Article 9 of the UCC, wherever located, and, in any event, shall include all inventory, merchandise, goods and other personal property which are held by or on behalf of the Debtor for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in the Debtor's business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods, whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of the Debtor or is held by the Debtor or by others for the Debtor's account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all inventory which may be located on premises of the Debtor or of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other persons;

      (k) "Motor Vehicles" shall have the same meaning as that contained in the General Laws of Commonwealth of Massachusetts;

      (1) "Obligations" means any and all obligations, indebtedness, liabilities, guaranties, covenants and duties owing by Debtor to Secured Party, under any of the Financing Agreements, whether due or to become due, absolute or contingent, now existing or hereafter incurred or arising, whether or not otherwise guaranteed or secured and whether evidenced by any note or draft or documented on the books and records of Secured Party or otherwise on open account, including without limitation, all costs, expenses, fees, charges and attorneys' and other professional fees incurred by Secured Party in connection with, involving or related to the administration, protection, modification, collection, enforcement, preservation or defense of any of the Secured Party's rights with respect to any of the Obligations, the Collateral or any agreement, instrument or document evidencing, governing, securing or relating to any of the
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                                                                    Page 4 of 19


foregoing, including without limitation, all costs and expenses incurred in inspecting or surveying mortgaged real estate, if any, or conducting environmental studies or tests, and in connection with any "workout" or default resolution negotiations involving legal counsel or other professionals and any re-negotiation or restructuring of any of the Obligations; and

      (m) "Proceeds" means all proceeds, as that term is defined in Article 9 of the UCC, and, in any event, shall include (a) any and all Accounts, Chattel Paper, Instruments, cash and other proceeds payable to the Debtor from time-to-time with respect of any of the foregoing collateral security, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Debtor from time-to-time with respect to any of the collateral security, (c) any and all payments (in any form whatsoever) made or due and payable to the Debtor from time-to-time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the collateral security by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), and (d) any and all other amounts from time-to-time paid or payable under or in connection with any of the collateral security.

      4. Debtor's Representations and Warranties. Debtor represents and warrants to Secured Party as follows:

      (a) Good Standing and Qualification/Legal Capacity . The Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business in the State of Vermont, and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now being conducted.

      (b) Authority. The Debtor has full corporate power and authority to enter into and perform the obligations under this Agreement, to execute and deliver the Financing Agreements and to incur the obligations provided for herein and therein, all of which have been duly authorized by all necessary and proper corporate or partnership action, if and as the case may be. No other consent or approval or the taking of any other action is required as a condition to the validity or enforceability of this Agreement or any of the other Financing Agreements.

      (c) Binding Agreements. This Agreement and the other Financing Agreements constitute the valid and legally binding obligations of the Debtor, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

      (d) Litigation. There are no actions, suits, proceedings or investigations pending or threatened against the Debtor before any court or administrative agency, which either in any case or in the aggregate, if adversely determined, would materially and adversely affect the financial condition, assets or operations of the Debtor, or which question the validity of this Agreement or any of the other Financing Agreements, or any action to be taken in connection with the transactions contemplated hereby or thereby. This representation is exclusive of the information disclosed in Borrower's Securities and Exchange Commission Form 10-KSB for the fiscal year ended December 31, 1996, and Form IO-QSB for the quarter ended June 30, 1997, the Secured Party hereby acknowledging receipt and review of said Forms.
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                                                                    Page 5 of 19


      (e) No Conflicting Law or Agreements. The execution, delivery and performance by the Debtor of this Agreement and the other Financing Agreements:
(i) do not violate any provision of the Certificate of Incorporation and By-laws or the partnership agreement, if and as the case may be, of the Debtor, (ii) do not violate any order, decree or judgment, or any provision of any statute, rule or regulation, (iii) do not violate or conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any shareholder agreement, partnership agreement, stock preference agreement, mortgage, indenture, contract or other agreement to which the Debtor is a party, or by which any of Debtor's properties are bound, or (iv) except for the liens and mortgages granted to Secured Party hereunder, do not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or assets of the Debtor.

      (f) Financial Statements. The financial information of the Debtor, including, but not limited to, tax returns, balance sheets, statements of earnings, retained earnings, contributed capital and cash flow statements, heretofore submitted to Secured Party, is complete and correct and fairly presents the financial condition of the Debtor as of the dates of said information and the results of its operations and its cash flows for the periods referred to therein in accordance with generally accepted accounting principles, consistently applied. Since the submission of said information to Secured Party, there has been no material adverse change in the financial condition or business of the Debtor.

      (g) Taxes. With respect to all taxable periods of the Debtor, the Debtor has filed all tax returns which are required to be filed and all federal, state, municipal, franchise and other taxes shown on such filed returns have been paid as due or have been reserved against, if not yet due, as required by Generally accepted accounting principles, consistently applied, and the Debtor knows of no unpaid assessments against Debtor.

      (h) Compliance. The Debtor is not in default with respect to or in violation of any order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency, authority or official, or in violation of any law, statute, rule or regulation to which Debtor or Debtor's properties is or are subject, where such default or violation would materially and adversely affect the financial condition of the Debtor. The Debtor represents that Debtor has not received notice of any such default or violation from any party. The Debtor is not in default in the payment or performance of any of Debtor's obligations to any third parties or in the performance of any mortgage, indenture, lease, contract or other agreement to which Debtor is a party or by which any of Debtor's assets or properties are bound, where such default would materially and adversely affect the financial condition of the Debtor.

      (i) Office. The chief executive office and principal place of business of the Debtor, and the office where Debtor's books and records concerning Collateral are kept, is set forth in the first paragraph of this Agreement.

      (j) Places of Business. The Debtor has no other places of business and locates no Collateral, specifically including books and records, at any location other than at Debtor's place of business set forth in the first paragraph of this Agreement.

      (k) Contingent Liabilities. The Debtor is not a party to any suretyship, guarantyship, or other similar type agreement; nor has Debtor offered its endorsement to any individual, concern, corporation or other entity or acted or failed to act in any manner which would in any way create a contingent liability (except for endorsement of negotiable instruments in the ordinary course of business).

      (l) Licenses. The Debtor has all material licenses, permits and other permissions required by any government, agency or subdivision thereof, or from any licensing entity necessary for the conduct of Debtor's business, all of which the Debtor represents to be in good standing and in full force and effect.

      (m) Collateral. The Debtor is and shall continue to be the sole owner of the Collateral free and clear of all liens, encumbrances, security interests and claims except the liens granted to Secured Party hereunder or except as permitted in the Authorization and Loan Agreement; the Debtor is fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of the Collateral to Secured Party; all documents and agreements related to the Collateral shall be true and correct and in all respects what they purport to be; all signatures and endorsements that appear thereon shall be genuine and all signatories and endorsers shall have full capacity to contract; none of the transactions underlying or giving rise to the Collateral shall violate any applicable state or federal laws or regulations; all documents relating to the Collateral shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms; and the Debtor agrees to defend the Collateral against the claims of all persons other than Secured Party.

      (n) Environmental, Health, Safety Laws. Debtor has not received any notice, order, petition or similar document in connection with or arising out of any violation of any environmental, health or safety law, regulation, rule or order, and Debtor knows of no basis for any claim of such violation or of any threat thereof

      5. Affirmative Covenants of the Debtor. The Debtor covenants and agrees that from the date hereof until full and final payment and performance of all Obligations, the Debtor shall:

      (a) Financial Information. Deliver to Secured Party: (i) as promptly as practicable upon Secured Party's request, such documentation and information about the Debtor's financial condition, business and/or operations as Secured Party may, at any time and from time to time, request, including without limitation, business and/or personal financial statements, copies of federal and state income tax returns and all schedules thereto, aging reports of Debtor's Accounts and accounts payable and a listing of Debtor's Inventory and Equipment, all of which shall be in form, scope and content satisfactory to Secured Party, in its sole discretion; and (ii) as promptly as practicable upon becoming aware of any Event of Default (as defined below), or any occurrence which but for the giving of notice or the passage of time would constitute an Event of Default, notice thereof in writing.

      (b) Insurance and Endorsement. (i) Keep the Collateral and Debtor's other properties insured against loss or damage by fire and other hazards (so-called "All Risk" coverage) in amounts and with companies satisfactory to Secured Party to the same extent and covering such risks as is customary in the same or a similar business; maintain public liability coverage, including without limitation, products liability coverage, against claims for personal injuries or death; and maintain all worker's compensation, employment or similar insurance as may be required by applicable law; (ii) All insurance shall contain such terms, be in such form, and be for such periods satisfactory to Secured Party, and be written by such carriers duly licensed by the State of Vermont and satisfactory to Secured Party. Without limiting the generality of the foregoing, such insurance must provide that it may not be canceled without thirty (30) days prior written notice to Secured Party. The Debtor shall cause Secured Party to be endorsed as a loss payee with a long form Lender's Loss Payable Clause, in form and substance acceptable to Secured Party on all such insurance. In the event of a failure to provide and maintain insurance as herein provided, Secured Party may, at its option, provide such insurance and charge the amount thereof to the Debtor. The Debtor shall furnish to Secured Party certificates or other satisfactory evidence of compliance with the foregoing insurance provisions. The Debtor hereby irrevocably appoints Secured Party as its attorney-in-fact, coupled with an interest, to make proofs of loss and claims for insurance, and to receive payments of the insurance and execute all documents, checks and drafts in connection with payment of the insurance. Any Proceeds received by Secured Party shall be applied to the Obligations in such order and manner as Secured Party shall determine in its sole discretion, or shall be remitted to the Debtor, in either event at Secured Party's sole discretion.

      (c) Tax and Other Liens. Comply with all statutes and government regulations and pay all taxes (including withholdings), assessments, governmental charges or levies, or claims for labor, supplies, rent and other obligations made against it or its property which, if unpaid, might become a lien or charge against the Debtor or its properties.

      (d) Place of Business. Maintain its place of business and chief executive offices at the address set forth in the first paragraph of this Agreement.

      (e) Inspections. Upon reasonable notice and during normal business hours, allow Secured Party by or through any of their officers, attorneys, and/or accountants designated by Secured Party, for the purpose of ascertaining whether or not each and every provision hereof and of any related agreement, instrument and document is being performed, to enter the offices and plants of the Debtor to examine or inspect any of the properties, books and records or extracts therefrom, to make copies of such books and records or extracts therefrom, and to discuss the affairs, finances and accounts thereof with the Debtor all at such reasonable times and as often as Secured Party or any such representative of Secured Party may reasonably request.

      (f) Litigation. Promptly advise Secured Party of the commencement or threat of litigation, including arbitration proceedings and any proceedings before any governmental agency (collectively, "Litigation"), which is instituted against the Debtor involving a claim in excess of $50,000.

      (g) Maintenance of Existence. Maintain its corporate or partnership existence, as the case may be, and comply with all valid and applicable statutes, rules and regulations, and maintain its properties in good repair, working order and operating condition. The Debtor shall immediately notify Secured Party of any event causing material loss in the value of its assets.

      (h) Collateral Duties. Do whatever Secured Party may request from time to time by way of obtaining, executing, delivering and filing financing statements, assignments, landlord's or mortgagee's waivers, and other notices and amendments and renewals thereof, and the Debtor will take any and all steps and observe such formalities as Secured Party may request in order to create and maintain a valid and enforceable first lien upon, pledge of, and first priority security interest in, any and all of the Collateral. Secured Party is authorized to file financing statements without the signature of the Debtor and to execute and file such financing statements on behalf of the Debtor as specified by the UCC to perfect or maintain Secured Party's security interest in all of the Collateral. All charges, expenses and fees Secured Party may incur in filing any of the foregoing, together with reasonable costs and expenses of any lien search required by Secured Party, and any taxes relating thereto, shall be charged to the Debtor and added to the Obligations.

      (i) Notice of Default. Provide to Secured Party, within one business day after becoming aware of the occurrence or existence of an Event of Default or a condition which would constitute an Event of Default but for the giving of notice or passage of time on both, notice in writing of such Event of Default or condition.

      6. Negative Covenants of the Debtor. The Debtor covenants and agrees that from the date hereof until full and final payment and performance of all Obligations, the Debtor shall not without the prior written consent of Secured
Party:

      (a) Encumbrances. Incur or permit to exist any lien, mortgage, charge or other encumbrance against any of the Collateral, whether now owned or hereafter acquired, except: (i) liens required or expressly permitted by this Agreement or the Authorization and Loan Agreement; (ii) pledges or deposits in connection with or to secure worker's compensation, unemployment or liability insurance; and (iii) tax liens which are being contested in good faith with the prior written consent of Secured Party and against which, if requested by Secured Party as a condition to its consent, the Debtor shall set up a cash reserve or post a surety bond in an amount equal to the total amount of the lien being contested.

      (b) Consolidation or Merger. Merge into or consolidate with or into any corporation.

      (c) Sale and Lease of Assets.. Sell, lease or otherwise dispose of any of its assets in an aggregate amount in excess of $100,000.00, except for sales of inventory in the ordinary course of business.

      (d) Name Changes. Change its corporate name or conduct its business under any trade name or style other than as set forth in this Agreement.

      (e) Maintenance of Collateral. Permit to incur or suffer any loss, theft, substantial damage or destruction of any of the Collateral which is not immediately replaced with Collateral of equal or greater value, or which is not fully covered by insurance, the proceeds of which shall have been endorsed over to Secured Party in accordance with Section 5.(a)) hereof.

      (f) Further Covenants. The Debtor hereby makes such further covenants, if any, as may be set forth on a Schedule 6(f) attached hereto and made a part hereof.

      7. Rights of Secured Party. Upon the occurrence of any Event of Default, Secured Party shall have the right to declare all of the Obligations to be immediately due and payable and shall then have the rights and remedies of a secured party under the Uniform Commercial Code or under any other applicable law, including, without limitation, the right to take possession of the Collateral, and in addition thereto, the right to enter upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom and the night to occupy the Debtor's premises for up to ninety (90) days rent free for the purposes of liquidating Collateral, including without limitation, conducting an auction thereon. Secured Party may require the Debtor to make the Collateral (to the extent the same moveable) available to Secured Party at a place to be designated by Secured Party. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give the Debtor at least ten
(10) days' prior written notice at the address of the Debtor set forth above (or at such other address or addresses as the Debtor shall specify in writing to Secured Party) of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the Uniform Commercial Code) that reasonable notification be given of the time and place of such sale or other disposition. After deducting all costs and expenses of collection, storage, custody, sale or other disposition and delivery (including reasonable attorneys' fees) and all other reasonable charges against the Collateral, the residue of the Proceeds of any such sale or disposition shall be applied to the payment of the Obligations in such order to priority as Secured Party shall determine and any surplus shall be returned to the Debtor or to any person or party lawfully entitled thereto. In the event the Proceeds of any sale, lease or other disposition of the Collateral hereunder, including without limitation, the Proceeds from the collection of Accounts, are insufficient to pay all of the Obligations in full, the Debtor will be liable for the deficiency, together with interest thereon, at the maximum rate allowable by law, and the costs and expenses of collection of such deficiency, including (to the extent permitted by law) without limitation, attorneys' fees, expenses and disbursements.

      8. Right of Secured Party to Use and Operate Collateral, Etc. Upon the occurrence of any Event of Default, Secured Party shall have the night and power to take possession of all or any part of the Collateral, and to exclude the Debtor and all persons claiming under the Debtor wholly or partly therefrom, and thereafter to hold, store, and/or use, operate, manage and control the same. Upon any such taking of possession, Secured Party may, from time to time, at the expense of the Debtor, make all such repairs, replacements, alterations, additions and improvements to the Collateral as Secured Party may deem proper. In any such case Secured Party shall have the right to manage and control the Collateral and to carry on the business and to exercise all rights and powers of the Debtor in respect thereto as Secured Party shall reasonably deem best, including the right to enter into any and all such agreements with respect to the operation of the Collateral or any part thereof as Secured Party may see fit; and Secured Party shall be entitled to collect and receive all issues, profits, fees, revenues and other income of the same and every part thereof. Such issues, profits, fees, revenues and other income shall be applied to pay the expenses of holding and operating the Collateral and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which Secured Party may be required or may elect to make, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments which Secured Party may be required or authorized to make under any provision of this Agreement (including legal costs and attorneys' fees). The remainder of such issues, profits, fees, revenues and other income shall be applied to the payment of the Obligations in such order of priority as Secured Party shall determine. Without limiting the generality of the foregoing, Secured Party shall have the right to apply for and have a receiver appointed by a court of competent Jurisdiction in any action taken by Secured Party to enforce its rights and remedies hereunder in order to manage, protect and preserve the Collateral and continue the operation of the business of the Debtor and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership including the compensation of the receiver and to the payment of the Obligations as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated.

      9. Collection of Accounts Receivable, Etc. At any time after default, Secured Party shall have the night to require Debtor to and Debtor shall, upon written notice from Secured Party:

      (a) Make collections of Proceeds upon its Accounts, hold the Proceeds received from collections in trust for Secured Party and turn over such Proceeds to Secured Party daily in the exact form which they are received, together with a collection report in form satisfactory to Secured Party. Secured Party shall immediately apply, subject to collection, such Proceeds and any Proceeds of Accounts received by it pursuant to the following provisions of this Section 9., to the payment of the Obligations in such order of priority as Secured Party shall determine;

      (b) Assign or endorse the Accounts to Secured Party, and notify account debtors that the Accounts have been assigned and should be paid directly to Secured Party;

      (c) Turn over to Secured Party all Inventory returned in connection with any of the Accounts;

      (d) Mark or stamp each of its individual ledger sheets or cards pertaining to its Accounts with the legend "Assigned to First National Bank of New England," and stamp or otherwise mark and keep its books, records, documents and instruments relating to the Accounts in such manner as Secured Party may require; and

      (e) Mark or stamp all invoices with a legend satisfactory to Secured Party so as to indicate that the same should be paid directly to Secured Party.

            Notwithstanding the foregoing, Secured Party shall have the night, at any time after the occurrence of an Event of Default, to itself so notify such account debtors to make such payments of the Accounts directly to Secured Party and Secured Party shall have the further right to notify the post office authorities to change the address for delivery of mail of Debtor to an address designated by Secured Party and to receive, open and dispose of all mail addressed to Debtor. For the purposes of this Section 9., Debtor hereby irrevocably constitutes Secured Party as Debtor's attorney-in-fact to issue in the name and execute or endorse on behalf of Debtor each and every notice, instrument and document necessary to carry out the purposes of the provisions of this Section 9., and to take such action in connection with the collection of the Accounts, including without limitation, suing thereon, compromising or adjusting the same, as Secured party, in its sole discretion, deems necessary. The power of attorney granted hereby shall be self-executing, but the Debtor shall promptly execute and deliver to Secured Party, upon written request of Secured Party, such additional separate powers of attorney as Secured Party may from time to time request.

      1. Events of Default. The Debtor shall be in default under this Agreement upon the happening of any of the following events or conditions (herein individually called an "Event of Default" and collectively called "Events of Default");

      (a) Failure to pay any part of the Obligations when due;

      (b) Nonperformance by the Debtor of any agreement with, or any condition imposed by, Secured Party or Small Business Administration (hereinafter called "SBA"), with respect to the indebtedness, which nonperformance is not cured within ten (10) days of Secured Party's notice to the Debtor of such failure;

      (c) Secured Party's discovery of the Debtor's failure in any application of the Debtor to Secured Party or SBA to disclose any fact deemed by Secured Party to be material or of the making therein or in any of the said agreements, or in any affidavit or other documents submitted in connection with said application or the indebtedness, of any material misrepresentation by, on behalf of, or for the benefit of the Debtor;

      (d) The reorganization (other than a reorganization pursuant to any of the provisions of the Bankruptcy Reform Act of 1978, as amended), or merger or consolidation of the Debtor (or the making of any agreement therefor) without the prior written consent of Secured Party;

      (e) The Debtor's failure duly to account, to Secured Party's satisfaction, at such time or times as Secured Party may require, for any of the Collateral, or proceeds thereof, coming into the control of the Debtor, within ten (10) days of Secured Party's notice to the Debtor to do so; or

      (f) The entering of a judgment in excess of $50,000.00 against the Debtor in any suit affecting the Debtor deemed by Secured Party to affect adversely its interest hereunder in the Collateral or otherwise.

      2. Waivers, Etc. The Debtor hereby waives presentment, demand, notice, protest and all other demands and notices in connection with this Agreement or the enforcement of Secured Party's rights hereunder or in connection with any Obligations or any Collateral; consents to and waives notice of. (a) the granting of renewals, extensions of time for payment or other indulgences to the Debtor or to any account debtor in respect of any account receivable of the Debtor; (b) substitution, release or surrender of any Collateral; (c) the addition or release of persons primarily or secondarily liable on any of the Obligations or on any account receivable or other Collateral; and (d) the acceptance of partial payments on any Obligations or on any account receivable or other Collateral and/or the settlement or compromise thereof. No delay or omission on the part of Secured Party in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder. Any waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such night on any such future occasion. THE DEBTOR FURTHER WAIVES ANY RIGHT IT MAY HAVE UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (OR UNDER THE LAWS OF ANY OTHER STATE IN WHICH ANY OF THE COLLATERAL MAY BE LOCATED), OR UNDER THE CONSTITUTION OF THE UNITED STATES OF AMERICA, TO NOTICE OR TO A

JUDICIAL HEARING PRIOR TO THE EXERCISE OF ANY RIGHT OR REMEDY PROVIDED BY THIS AGREEMENT TO SECURED PARTY AND WAIVES ITS RIGHTS, IF ANY, TO SET ASIDE OR INVALIDATE ANY SALE DULY CONSUMMATED IN ACCORDANCE WITH THE FOREGOING PROVISIONS HEREOF ON THE GROUNDS (IF SUCH BE THE CASE) THAT THE SALE WAS CONSUMMATED WITHOUT A PRIOR JUDICIAL HEARING. THE DEBTOR'S WAIVERS UNDER THIS SECTION HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY, KNOWINGLY, WITHOUT DURESS AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS THEREOF.

      12. Termination, Assignment, Etc. This Agreement and the security interest in the Collateral created hereby shall terminate when all of the Obligations have been paid and finally discharged in full. No waiver by Secured Party or by any other holder of the Obligations of any default shall be effective unless in writing signed by Secured Party nor shall any waiver granted on any one occasion operate as a waiver of any other default or of the same default on a future occasion. In the event of a sale or assignment by Secured Party of all or any of the Obligations held by Secured Party, Secured Party may assign or transfer its respective rights and interests under this Agreement in whole or in part to the purchaser or purchasers of such Obligations, whereupon such purchaser or purchasers shall become vested with all of the powers and rights hereunder, and Secured Party shall thereafter be forever released and fully discharged from any liability or responsibility hereunder with respect to the rights and interests so assigned except that Secured Party shall be liable for damages suffered by the Debtor as a result of actions taken by Secured Party in bad faith or with willful misconduct.

      13. Notices. Except as otherwise provided herein, notice to the Debtor or to Secured Party shall be deemed to have been sufficiently given or served for all purposes hereof if mailed by certified or registered mail, return receipt requested, as follows:

      (a)   if to Debtor:

            Mace Security International, Inc.
            160 Benmont Avenue
            Bennington, VT 05201
            Attention: Jon E. Goodrich

      (b)   if to Secured Party:

            First National Bank of New England
            One Commercial Plaza
            Hartford, Connecticut 06103
            Attention: Documentation Department

      14. Jury Waiver. THE DEBTOR HEREBY WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART AND/OR THE ENFORCEMENT OF ANY OF SECURED PARTY'S RIGHTS AND REMEDIES, INCLUDING WITHOUT LIMITATION, TORT CLAIMS. THE DEBTOR ACKNOWLEDGES

THAT DEBTOR MAKES THIS WAIVER VOLUNTARILY, INTELLIGENTLY, KNOWINGLY, WITHOUT DURESS AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS THEREOF.

      15. Miscellaneous. This Agreement shall inure to the benefit of and be binding upon Secured Party and the Debtor and their respective successors and assigns. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

      16. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts and may not be amended except in writing.

      IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date first above written.

WITNESSES:                                MACE SECURITY INTERNATIONAL, INC.


/s/ James K. Bodurtha                     By /s/ Mark A. Capone
-----------------------------             ---------------------------------
                                              Name:  Mark A. Capone
                                              Title: Treasurer



/s/ James K. Bodurtha                     By /s/ Richard M. Rabideau
-----------------------------             ---------------------------------
                                              Name:  Richard M. Rabideau
                                              Title: Senior Vice President

                         COMMONWEALTH OF MASSACHUSETTS

Hampden, ss.                                                 September 25, 1997

      Then personally appeared the above-named Mark A. Capone, Treasurer of MACE SECURITY INTERNATIONAL, INC., and acknowledged the foregoing to be his free act and deed and the free act and deed of MACE SECURITY INTERNATIONAL, INC., before me.


                                    /s/ James K. Bodurtha
                                    --------------------------------------------
                                                                 , Notary Public


                                    My commission expires:

                                          JAMES K. BODURTHA
                                            NOTARY PUBLIC
                                     Commonwealth of Massachusetts
                                   My commission expires: 11/8/2002

                         COMMONWEALTH OF MASSACHUSETTS

Hampden, ss.                                                 September 25, 1997

      Then personally appeared the above-named Richard M. Rabideau, Senior Vice President of FIRST NATIONAL BANK OF NEW ENGLAND, and acknowledged the foregoing to be the free act and deed of FIRST NATIONAL BANK OF NEW ENGLAND, before me.


                                    /s/ James K. Bodurtha
                                    --------------------------------------------
                                                                 , Notary Public


                                    My commission expires:

                                          JAMES K. BODURTHA
                                            NOTARY PUBLIC
                                     Commonwealth of Massachusetts
                                   My commission expires: 11/8/2002

                                 Schedule 6(f)
                              Financial Covenants

      Unless the Bank otherwise consents in writing, See Financing Agreements.

                                   Exhibit A

                            (Collateral Description)

Debtor:                                         Secured Party:

Mace Security International, Inc.         First National Bank of New England
160 Benmont Avenue                        One Commercial Plaza
Bennington, VT 05201                      Hartford, Connecticut 06103

      (a) all accounts, as that term is defined in Article 9 of the Uniform Commercial Code as in effect from time-to-time in the Commonwealth of Massachusetts (the "UCC"), now owned or hereafter acquired, and, in any event, shall include any night to payment held by Debtor, whether in the form of accounts receivable, notes, drafts, acceptances or other forms of obligations and receivables, now owned or hereafter received or acquired by or belonging or owing to the Debtor (including, without limitation, under any trade name, style or division thereof) for inventory sold or leased or services rendered by it whether or not earned by performance, together with all guarantees and security therefor and all proceeds thereof, whether cash proceeds or otherwise, including, without limitation, all right, title and interest of Debtor in the inventory which gave rise to any such accounts, including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed rejected or repossessed inventory or other goods;

      (b) all chattel paper, as that term is defined in Article 9 of the UCC, now owned or hereafter acquired, and, in any event, shall include any writing or writings which evidence both a monetary obligation and a security interest in or a lease of specific goods, whether now or hereafter held by Debtor;

      (c) all contracts, undertakings, franchise agreements or other agreements (other than rights evidenced by chattel paper, documents or instruments, as those terms are defined above and below), now owned or hereafter acquired, in or under which the Debtor may now or hereafter have any right, title or interest, including, without limitation, with respect to an account, and any agreement relating to the terms of payment or the terms of performance thereof;

      (d) all documents, as that term is defined in Article 9 of the UCC now owned or hereafter acquired;

      (e) all equipment, as that term is defined in Article 9 of the UCC, and, in any event, shall include, without limitation, all machinery, tools, dyes, equipment, furnishings, fixtures, leasehold improvements, vehicles (other than motor vehicles) and computers and other electronic data processing and other office equipment, now owned or hereafter acquired, including, but not limited to, the items of equipment, if any, listed on Exhibit B attached hereto and made a part hereof, any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto, and all contracts, contract rights and chattel paper arising out of any lease of any of the foregoing;

      (f) all general intangibles, as that term is defined in Article 9 of the UCC, now owned or hereafter acquired, and, in any event, shall include all night, title and interest which the Debtor may now or hereafter have in or under any contract, all customer lists, trademarks, patents, rights in intellectual property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how,' software, data bases, data, skill, expertise, recipes, experience, processes, models, drawings, blueprints, catalogs, materials and records, goodwill (including, without limitation, the goodwill associated with any trademark, trademark registration or trademark licensed under any trademark license, claims in or under insurance policies, including unearned premiums, uncertificated securities, deposit accounts, rights to receive tax refunds and other payments and rights of indemnification;

      (g) all instruments, as that term is defined in Article 9 of the UCC, now owned or hereafter acquired, and, in any event, shall include any negotiable instrument or certificated security, as defined in Article 8 of the UCC, or any other writing which evidences a right to the payment of money and is not itself an instrument that constitutes, or is a part of a group or writings that constitute, chattel paper, and is of a type which, in the ordinary course of business, is transferred by delivery with any necessary endorsement or assignment, whether now or hereafter held by Debtor;

      (h) all inventory, as that term is defined in Article 9 of the UCC, now owned or hereafter acquired, wherever located, and, in any event, shall include all inventory, merchandise, goods and other personal property which are held by or on behalf of the Debtor for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in the Debtor's business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods, whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of the Debtor or is held by the Debtor or by others for the Debtor's account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all inventory which may be located on premises of the Debtor or of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other persons;

      (i) all proceeds, as that ten-n is defined in Article 9 of the UCC, now owned or hereafter acquired, and, in any event, shall include (a) any and all accounts, chattel paper, instruments, cash and other proceeds payable to the Debtor from time-to-time in respect of any of the foregoing collateral security,
(b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Debtor from time-to-time with respect to any of the collateral security, (c) any and all payments (in any form whatsoever) made or due and payable to the Debtor from time-to-time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the collateral security by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), and (d) any and all other amounts from time-to-time paid or payable under or in connection with any of the collateral security;

      (j) all other collateral in which the Debtor may hereafter grant to the Secured Party a security interest; and

      (k) all renewals, substitutions, replacements, additions, accessions and products of any and all of the foregoing.

                                  Other Liens

The security interest herein granted shall constitute:

1. A first priority security interest in all Inventory and all other Collateral of the Debtor, excepting Accounts and fixed assets (fixed assets to include Equipment).

2. A second priority security interest in all Accounts of the Debtor, subject only to a first priority security interest in Accounts granted to the Secured Party in connection with a $250,000.00 Revolving Line of Credit Loan from Secured Party to Debtor, as evidenced by a separate Security Agreement by and between said parties of even date herewith.

3. A third priority security interest in all fixed assets, including Equipment, of the Debtor, subject only to (1) a first priority security interest in fixed assets, including Equipment, granted to the Secured Party in connection with a $800,000.00 Commercial Term Loan from Secured Party to Debtor, as evidenced by a separate Security Agreement by and between said parties of even date herewith, and (ii) a second priority security interest in fixed assets, including Equipment, granted to the Secured Party in connection with a $250,000.00 Revolving Line of Credit Loan from Secured Party to Debtor, as evidenced by a separate Security Agreement by and between said parties of even date.

                                   Exhibit B
                        (Speciflc Equipment Description)

                                 [NONE LISTED]

                                                      Original Hand-Delivered to
                                                   M. Mancuso at FLNB on 9/29/97

                                   LOAN NUMBER
                                PLP 155-372-4004

                       U.S. SMALL BUSINESS ADMINISTRATION

                                  1550 MAIN ST
                        SPRINGFIELD, MASSACHUSETTS 01103

                        AUTHORIZATION AND LOAN AGREEMENT
                                (GUARANTY LOANS)

First National Bank of New England (LENDER)
One Monarch Place Suite 1240
Springfield, Massachusetts 01144

Your request dated September 12, 1997 for SBA to Guarantee 75% of a loan in the amount of $1,000,000 to be made by Lender to :

                  Mace Security International, Inc.(BORROWER)
                                160 Benmont Ave.
                              Bennington, VT 05201

is hereby approved pursuant to Section 7(a) of the Small Business Act as amended.

1.    The following forms are herewith enclosed:

      (a) Three copies of SBA Note, one to be executed by the Borrower, the other two to be conformed. The original executed copy must be retained by you and one conformed copy must be sent to SBA immediately after first disbursement, together with a guaranty fee of $25,937.50. This fee shall be mailed to SBA, Denver, Colorado 80259 and paid by Lender within 90 days of the date of this Authorization and Loan Agreement and Lender may charge the Borrower for such fee only after the Lender has paid the fee and an initial disbursement has been made on the loan.

      (b) Copies of the SBA Settlement Sheet, Form 1050 are to be completed and executed by Lender and Borrower to reflect each disbursement. Prompt reporting of disbursements is necessary.

      (c) Compensation Agreements, (Form 159) shall be executed by Borrower, its representative and Lender and returned to SBA if Borrower has employed an attorney, accountant or other representative, or if Borrower is charged fees for services by Lender or an associate of Lender. If no such fees have been charged, please write "None" and return the form, executed by the Lender and the Borrower, to SBA.

      (d) The original copy of the Authorization (and documents itemized below, if any) shall be executed prior to first disbursement and retained in loan file by the Lender. (A copy of the Authorization, Amendments, and itemized documents should be given to the Borrower.)

2.    This Authorization is subject to:

      (a) Provisions of the Guaranty Agreement between Lender and SBA, dated November 6, 1990, as supplemented, May 25, 1995, or as further supplemented, if applicable.

      (b) First Disbursement of the loan being made not later than three months, and no disbursement being made later than six months, from the date of this Authorization, unless such time is extended pursuant to prior written consent by SBA.

      (c) Receipt by Lender of evidence that there has been no unremedied adverse change since the date of the Application, or since any of the preceding disbursements, in the financial or any other condition of Borrower, which would warrant withholding or not making any such disbursement or any further disbursement.

      (d) The representations made by Borrower in its loan application, the requirements or conditions set forth in Lender's application form, including the supporting documents thereto, the conditions set forth herein and any future conditions imposed by Lender (with prior SBA approval).

      (e) Lender agrees to pay an ongoing guaranty fee equal to one-half of one percent per annum on the guaranteed portion of the outstanding balance. This fee shall be paid by the lender following the receipt of Borrower's monthly note payment. The fee may not be charged to the Borrower and shall be received by the SBA-designated fiscal and transfer agent by the third day of the month (or the next business day thereafter, if the third is not a business day), following receipt of a scheduled monthly note payment from Borrower. There is a two business day grace period after the due date. Lender agrees to report the status of all of its SBA guaranteed loans on a monthly bases using, SBA Form 1502 or an acceptable electronic format.

3.    Terms of Loan:

      (a)   Repayment term, interest fate(s) and maturity.

            NOTE PAYABLE: The undersigned will pay principal and interest by making payments in the amount of $13,215.07 on the first day of each month beginning on November 1, 1997. The undersigned will make these payments until they have paid in full all principal and interest and any other sums due hereunder. Notwithstanding the foregoing, the entire indebtedness evidenced by this Note, including, but not limited to, all outstanding principal and accrued and unpaid interest, shall be due and payable in full ten (10) years from date.

            The undersigned's initial monthly payments shall be calculated in accordance with the full amortization of the loan evidenced by this Note by level monthly payments of principal and interest over a ten
            (10) year period at the interest rate applicable on the date hereof On each Adjustment Date (as herein defined), the amount of the monthly payments will be adjusted so as to provide for the full amortization of the then outstanding principal at the interest rate established at each Adjustment Date in level monthly payments of principal and interest over the remaining term of the original ten
            (10) year amortization period.

      Interest Rate

      Interest shall accrue on the outstanding, principal amount of this Note at a per annum rate of one and one half (1.50) percentage points above the Prime Rate on a floating basis. The initial interest rate hereunder is ten (10.00) percent. On November 1, 1997 and on the first day of each and every month thereafter until all sums due hereunder are paid in full (each being referred to as an "Adjustment Date"), the interest rate on the unpaid principal balance hereunder shall be adjusted, without notice or demand, to a per annum rate of one and one half (1.50) percentage points above the Prime Rate in effect on the applicable Adjustment Date (or the following Monday in the event that such Adjustment Date falls on a Saturday or Sunday), which such rate shall remain in effect until the succeeding Adjustment Date. Interest hereunder shall be computed on a daily basis and on the basis of a Three Hundred Sixty (360) day year and a thirty day month. The undersigned further agrees to pay all taxes levied or assessed on this Note or the debt evidenced hereby against the holder of this Note, and further agrees to pay all costs, expenses and attorneys' fees incurred in any action to collect this Note or to defend, protect, preserve, or realize upon or foreclose any mortgage or security agreement securing this Note or to protect, defend, preserve, foreclose or sustain the lien of said mortgage or security agreement or in any litigation or controversy arising from or connected with said mortgage, security agreement, or this Note. As used herein, "Prime Rate" shall mean the rate printed in a national financial newspaper published each business day.

      All payments received by the Lender, at the option of the Lender, shall be applied first to any outstanding charges and expenses incurred by the Lender in connection with this Note or any documents executed in connection with this Note, then to any unpaid and accrued interest and finally to the outstanding principal due under the Note. The undersigned agrees that the interest shall accrue at the foregoing rate on unpaid balance before and after maturity, by acceleration or otherwise.

      THE FOLLOWING PROVISION WILL BE INCLUDED IN THE NOTE LANGUAGE OF ALL
      NOTES:

      The Maker hereby grants to the Holder hereof a lien and right of set-off for all of the maker's liabilities to Holder upon and against all of the Maker's deposits, credits and other property now or hereafter in the possession or control of Holder or in transit to it. The Holder may at any time apply the same or any part thereof to any of the maker's liabilities to Holder, whether or not matured at the time of such application.

      Holder should give written notice to the undersigned of each increase or decrease in the interest (and change in installment amount, if applicable) within thirty days after the effective date of each rate adjustment; however, the fluctuation of the interest rate is not contingent on whether the notice is given. If the undersigned shall be in default in payment due on the indebtedness herein and the SMALL BUSINESS ADMINISTRATION (SBA) purchases its guaranteed portion of said indebtedness, the rate of interest on both the guaranteed and unguaranteed portions herein shall become fixed at the rate in effect as of the date of default. If the undersigned shall not be in default in payment when SBA purchases its guaranteed portion, the rate of interest on both the Guaranteed and unguaranteed portions herein shall be fixed at the rate in effect as of the date of purchase by SBA.

      Maker agrees to pay a late charge equal to 5% of the monthly payment amount due if such payment is not received within ten days of the due date. Funds received from the Borrower will be applied first to interest to the date of receipt, then to principal and then to the late fee.

      (b) Use of Proceeds of Loan as follows (show specific uses for which loan is authorized):

            1. Approximately $650,000 to refinance debt to Key Bank
            2. Approximately $350,000 for working capital and closing costs

NOTE: DISBURSEMENT OF LOAN PROCEEDS SHALL BE BY TWO PARTY CHECKS (PAYABLE TO BORROWER AND VENDOR, OR TO BORROWER AND CREDITOR), OR BY WIRE TRANSFER, TO ASSURE THAT USE OF PROCEEDS COMPLIES WITH THIS LOAN AUTHORIZATION.

      c. Collateral:

      1. First priority security interest (SBA Form 1059) in all inventory and all other collateral of the Borrower, excepting accounts and fixed assets (fixed assets to include equipment). UCC SEARCH REQUIRED AFTER RECORDING.

      2. Second priority security interest (SBA Form 1059) in all accounts of the Borrower, subject only to a first priority security interest in accounts granted to Lender in connection with a S250,000.00 Revolving Line of Credit Loan from Lender to Borrower. UCC SEARCH REQUIRED AFTER RECORDING.

      3. Third priority security interest (SBA Form 1059) in all fixed assets, including equipment, of the Borrower, subject only to (1) a first priority security interest in fixed assets, including equipment, granted to the Secured Party in connection with a $800,000.00 Commercial Term Loan from Lender to Borrower, and (11) a second priority security interest in fixed assets, including equipment, granted to the Lender in connection with a $250,000.00 Revolving Line of Credit Loan from Lender to Borrower. UCC SEARCH REQUIRED AFTER RECORDING.

      4.    Guaranty on SBA Form 148 of Jon E. Goodrich.

      5. Assignment of life insurance with acknowledgment of home office on Jon E. Goodrich in the amount of $250,000 which shall be decreasing term or existing permanent type insurance. Original policy to be retained by Lender. No additional life insurance is to be purchased from business income or assets without prior written approval of SBA.

                  NOTE: Assignment of life insurance shall be by an absolute assignment properly acknowledged by home office of insurer. Lender should not be named as beneficiary of these policies.

      6. To further induce Lender to make and SBA to Guarantee this Loan, Lender and SBA impose the following conditions:

      (a)   Execution of all documents required in Item I above.

      (b) Reimbursable Expenses - Borrower will, on demand, reimburse Lender for any and all expenses incurred, or which may be hereafter incurred, by Lender from time to time in connection with or by reason of Borrower's application for and the making and administration of the Loan.

      (c) Books, Records, and Reports - Borrower will at all times keep proper books of account in a manner satisfactory to Lender and/or SBA. Borrower hereby authorizes Lender or SBA to make or cause to be made, at Borrower's expense and in such manner and at such times as Lender or SBA may require, (a) inspections and audits of any books, records and papers in the custody or control of Borrower or others, relating to Borrower's financial or business conditions, including the making of copies thereof and extracts therefrom, and (b) inspections and appraisals of any of Borrower's assets. Borrower will furnish to Lender and SBA for the twelve month period ending 12/31/97 and annually thereafter (no later than 3 months following the expiration of any such period) and at such other times and in such form as Lender may prescribe, Borrower's CPA-audited financial and operating statements; the foregoing reporting requirements shall be subject to any fifteen (15) day extension period granted by the Securities and Exchange Commission. Borrower hereby authorizes all Federal, State, and municipal authorities to furnish reports of examinations, records, and other information from reports, returns, files and records of such authorities upon request therefor by Lender or SBA.

      (d) Borrower shall not execute any contracts for management consulting services which provide for an aggregate annual compensation in excess of $100,000.00, without prior approval of Lender and SBA.

      (e) Financial Statements shall include signed and dated Balance Sheet and Profit and Loss Statement.

      (f) Distributions and Compensation - Borrower or Guarantor will not, without the prior written consent of Lender or SBA (a) if Borrower and or Guarantor is a corporation, declare or pay any dividend or make any distribution upon its capital stock, or purchase or retire any of its capital stock, or consolidate or merge with any other company, or give any preferential treatment, make any advance, directly or indirectly, by way of loan, gift, bonus, or other-,vise, to any company directly or indirectly, controlling or affiliated with or controlled by Borrower and or Guarantor, or any other company, or to any officer, director or employee of Borrower and or Guarantor, or of any such company, (b) if Borrower and or Guarantor is a partnership or individual make any distribution of assets of the business of Borrower and or Guarantor, other than reasonable compensation for services, or give any preferential treatment, make any advance, directly or indirectly, by way of loan, gift, bonus, or otherwise, to any partner or any of its employees, or to any company directly or indirectly controlling or affiliated with or controlled by Borrower and or Guarantor, or any other company.

      (g)   Other Provisions:

            1. Borrower and or Guarantor shall not in any way alter its form of business organization without the prior written consent of Lender.

            2. Borrower and or Guarantor to display SBA Form 722, Equal Opportunity Poster, in its place of business where it is clearly visible to employees, applicants for employment, and the general public.

            3. Guarantors/Principals to furnish personal financial statements as of 12/31/97 and annually thereafter.

            4. Prior to the first disbursement Lender shall be in receipt of satisfactory evidence that all applicable taxes have been paid and all zoning regulations and all licensing regulations have been complied with.

            5. The Borrower agrees, to the extent commercially reasonable, to purchase only American-made equipment and products with the proceeds of this loan.

            6. Prior to any disbursement of loan proceeds, Lender must obtain Federal Income tax information on Borrower's business directly from the Internal Revenue Service by submitting IRS Form 4506. The tax data received from IRS should be compared with that submitted with the loan application. Any significant differences must be resolved to the satisfaction of Lender and SBA before loan proceeds can be disbursed.

            7. Prior to first disbursement, the Borrower must obtain, and maintain, Federal Flood Insurance or other appropriate special hazard insurance in amounts and coverages equal to the lesser of (1) the insurable value of the property or (2) the maximum limit of coverage available. Evidence that required flood or special hazard insurance has been acquired may be in the form of proof of payment to any licensed insurance agent specifically relative to the required flood or hazard insurance or a copy of the required flood or hazard insurance policy which has been issued. Borrower will not be eligible for either any future disaster assistance or SBA business loan assistance if this flood or special hazard insurance is not maintained as stipulated herein throughout the entire term of this loan.

            8. Borrower shall provide and maintain hazard insurance on all business personal property in such amounts and for such coverage as shall be satisfactory in all respects to lender. Said insurance shall be maintained for the life of the loan. Policy coverage on personal property shall designate Lender as loss payee under a standard lender's loss payable clause and shall provide a minimum of 10 days written notice to lender prior to cancellation.

            9. Prior to the first disbursement on this loan, Borrower to provide Lender with:

                  (a)   SBA form 160, "Resolution of Board of Directors."

                  (b) Certificate of Legal Existence from the Secretary of State's Office.

                  Borrower agrees that it will not, without the prior written consent of Lender, authorize nor issue additional shares of its capital stock, nor sell, transfer, or redeem more than ten (10%) percent of its outstanding shares of corporate stock.

            10. Prior to first disbursement on this loan, Lender must make a field visit to the business site for completion of the SBA Environmental Questionnaire set forth as Appendix 9 to SOP 50 10 3. If, in the opinion of Lender/SBA, the results of the questionnaire indicate the possibility of site contamination, then a Phase I audit will be required. AND if unresolved concerns remain after completing a Phase I Audit, Lender and/or SBA may require a professional environmental audit (Phase II audit). All assessments, audits, site inspections or other analysis shall be at Borrower's expense and shall be performed by a qualified environmental consulting firm, and copies of the results must be provided to the SBA and participating Lender. If the results of any site assessment, audit, etc. reveal that environmental problems exist, or if the results of any environmental audit reveal compliance problems with relevant environmental laws and regulations, Lender and/or SBA reserve the right to determine, in its sole judgment, whether such problems pose sufficient credit risk that Lender and/or SBA desires to reconsider entering into a loan relationship.

            11. Borrower agrees to comply with all existing and future state and federal regulations governing the handling, storage and use of any and all hazardous, toxic, or otherwise regulated, substances or materials; and further covenants that he will permit no such materials or substances or by products or wastes thereof, to be permanently stored at the facility, and that Borrower will operate the facility in such a manner that the site will remain free of contaminating materials, wastes, by products or substances.

            12. Borrower agrees to comply with all existing and future state and federal regulations governing the maintenance and emplacement of underground storage tanks and further covenants that Borrower will permit no petroleum base waste or hazardous waste to be stored at the site, and that he will operate the business in such a manner that the site will remain free of such contamination waste.

            13. Evidence of satisfactory lease with terms and conditions acceptable to Lender.

            14. Non-financed fixed asset capital expenditures of Borrower shall be limited to $100,000 per annum over and above those fixed asset those fixed asset expenditures in the aggregate amount of approximately $700,000.00 marked by an asterisk on Schedule "A" attached hereto.

            15. Prior to disbursement, Lender shall obtain from Borrower a Certification Regarding Debarment, Suspension, Ineligibility and Voluntary Exclusion, Lower Tier Covered Transaction (SBA Form 1624).

            16. Prior disbursement, SBA Form 641, "Request for Counseling," (SCORE and ACE) must be executed by Borrower.

            17. Borrower will not, prior to payment in full of the indebtedness evidenced by the Note, without prior written consent of the holder of the Note, pledge, mortgage or otherwise cause or permit to be encumbered in any manner whatsoever any of Borrower's property or assets, whether then owned or thereafter acquired.

            18. Borrower certifies that no principal who owns at least 50% of the voting interest of the company is delinquent more than 60 days under the terms of any (a) administrative order, (b) court order, or (c) repayment agreement that requires payment of child support.

7. Parties Affected - This Agreement shall be binding upon Borrower and Borrower's successors and assigns. No provision stated herein shall be waived without the prior written consent of SBA. The Loan shall be administered as provided in the Guaranty Agreement.

                                                AIDA ALVAREZ
                                                Administrator


--------------------------------------------------------------------------------
By      Richard W. Bradshaw, Executive Vice President                   Date
        As a Preferred Lender, as an Agent of and on Behalf of the SBA

Borrower and Lender hereby agree to the conditions imposed herein and further agree that the terms and conditions herein are for the benefit of, and may be enforced by, Lender and/or SBA. This Authorization and Loan Agreement and amendments constitute the Loan Agreement between Lender and Borrower.

/s/ Mark A. Capone                                  Treasurer           9/25/97
--------------------------------------------------------------------------------
Borrower: Mace Security International, Inc.           Title              Date

NOTE,: Corporate applicants must execute Authorization in corporate name, by duly authorized officer, and seal must be affixed and duly attested; partnership applicants must execute in firm name, together with signature of a General Partner.

/s/ JON E. GOODRICH                                                     9/25/97
--------------------------------------------------------------------------------
Guarantor: Jon E. Goodrich                                               Date

/s/ RICHARD M. RABIDEAU_____Senior V.P                                  9/25/97
--------------------------------------------------------------------------------
Lender: Richard M. Rabideau                           Title              Date

                                  Schedule "A"

                                      MSI
                                  -------------
                                      MACE
                                    SECURITY
                                  INTERNATIONAL
                                  -------------

                                        September 24, 1997

Richard Rabideau, Vice President
First National Bank of New England
One Commercial Plaza
Hartford, Connecticut 06103

Dear Richard:

Pursuant to your request, I have outlined our projected use of the proceeds from your loan to us:

Liquidation of Key Bank debt                     $  600,000
Initial  Security Stores in Denver               $  100,000
Offsite facility to manufacture
raw materials                                    $  150,000
Opening of two Security Stores locally
plus working capital                             $  170,000
Additional mall stores in the Denver and
       front-range area plus working capital     $  330,000
Additional leaseholds to corporate building
       to facilitate additional leaseable space
       and courtyard improvements                $  450,000
                                                 ----------
                                                 $1,800,000

      Should you need any further information, please do not hesitate to call me.

                                             Sincerely,

                                             /s/ Mark A. Capone
                                             ----------------------------------
                                             Mark A. Capone
                                             Chief Financial Officer, Treasurer
                                             And Vice president of Finance

MAC:bls

                  [LETTERHEAD OF MACE SECURITY INTERNATIONAL]

                                                      OMB Approval No, 3245-0201
                                                       Expiration Date: 12-31-93

                                                             SBA LOAN NO.
                                                           PLP 155-372-4004

U.S. SMALL BUSINESS ADMINISTRATION (SBA)
GUARANTY

      September 25, 1997

      In order to induce First National Bank of New England (hereinafter called "Lender") to make a loan or loans, or renewal or extension thereof, to MACE SECURITY INTERNATIONAL, INC. (hereinafter called "Debtor"), the Undersigned hereby unconditionally guarantees to Lender, its successors and assigns, the due and punctual payment when due, whether by acceleration or otherwise, in accordance with the terms thereof, of the principal of and interest on and all other sums payable, or stated to be payable, with respect to the note of the Debtor, made by the Debtor to Lender, of even date herewith in the principal amount of ONE MILLION AND 00/100 DOLLARS ($1,000,000.00) with interest at the initial rate of ten per cent (10.0%) per annum. Such note, and the interest thereon and all other sums payable with respect thereto are hereinafter collectively called 'Liabilities." As security for the performance of this guaranty the Undersigned hereby mortgages, pledges, assigns, transfers and delivers to Lender certain collateral (if any), listed in the schedule on the reverse side hereof. The term "collateral' as used herein shall mean any funds, guaranties, agreements or other property or rights or interests of any nature whatsoever, or the proceeds thereof, which may have been, are, or hereafter may be, mortgaged, pledged, assigned, transferred or delivered directly or indirectly by or on behalf of the Debtor or the Undersigned or any other party to Lender or to the holder of the aforesaid note of the Debtor, or which may have been, are, or hereafter may be held by any party as trustee or otherwise, as security, whether immediate or underlying, for the performance of this guaranty or the payment of the Liabilities or any of them or any security therefor.

      The Undersigned waives any notice of the incurring by the Debtor at any time of any of the Liabilities, and waives any and all presentment, demand, protest or notice of dishonor, nonpayment, or other default with respect to any of the Liabilities and any obligation of any party at any time comprised in the collateral. The Undersigned hereby grants to Lender full power, in its uncontrolled discretion and without notice to the Undersigned, but subject to the provisions of any agreement between the Debtor or any other party and Lender at the time in force, to deal in any manner with the Liabilities and the collateral, including, but without limiting the generality of the foregoing, the following powers:

      (a) To modify or otherwise change any terms of all or any part of the Liabilities or the rate of interest thereon (but not to increase the principal amount of the note of the Debtor to Lender), to grant any extension or renewal thereof and any other indulgence with respect thereto, and to effect any release, compromise or settlement with respect thereto:

      (b) To enter into any agreement of forbearance with respect to all or any part of the Liabilities, or with respect to all or any part of the collateral, and to change the terms of any such agreement:

      (c) To forbear from calling for additional collateral to secure any of the Liabilities or to secure any obligation comprised in the collateral;

      (d) To consent to the substitution, exchange, or release of all or any part of the collateral, whether or not the collateral, if any, received by Lender upon any such substitution, exchange, or release shall be of the same or of a different character or value than the collateral surrendered by Lender;

      (e) In the event of the nonpayment when due, whether by acceleration or otherwise, of any of the Liabilities, or in the event of default in the performance of any obligation comprised in the collateral, to realize on the collateral or any part thereof, as a whole or in such parcels or subdivided interests as Lender may elect, at any public or private sale or sales, for cash or on credit or for future delivery, without demand, advertisement, or notice of the time or place of sale or any adjournment thereof (the Undersigned hereby waiving any such demand, advertisement and notice to the extent permitted by law), or by foreclosure or otherwise, or to forbear from realizing thereon, all as Lender in its uncontrolled discretion may deem proper, and to purchase all or any part of the collateral for its own account at any such sale or foreclosure, such powers to be exercised only to the extent permitted by law.

      The obligations of the Undersigned hereunder shall not be released, discharged or in any way affected, nor shall the Undersigned have any rights or recourse against Lender, by reason of any action Lender may take or omit to take under the foregoing powers.

      In case the Debtor shall fail to pay all or any part. of the Liabilities when due, whether by acceleration or otherwise, according to the terms of said note, the Undersigned, immediately upon the written demand of Lender, will pay to Lender the amount due and unpaid by the Debtor as aforesaid, in like manner as if such amount constituted the direct and primary obligation of the Undersigned. Lender shall not be required, prior to any such demand on, or payment by, the Undersigned, to make any demand upon or pursue or exhaust any of its rights or remedies against the Debtor or others with respect to the payment of any of the Liabilities, or to pursue or exhaust any of its rights or remedies with respect to any part of the collateral. The Undersigned shall have no right of subrogation whatsoever with respect to the Liabilities or the collateral unless and until Lender shall have received full payment of all the Liabilities.

      The obligations of the Undersigned hereunder, and the rights of Lender in the collateral, shall not be released, discharged or in any way affected, nor shall the Undersigned have any rights against Lender: by reason of the fact that any of the collateral may be in default at the time of acceptance thereof by Lender or later; nor by reason of the fact that a valid lien in any of the collateral may not be conveyed to, or created in favor of Lender; nor by reason of the fact that any of the collateral may be subject to equities or defenses or claims in favor of others or may be invalid or defective in any way; nor by reason of the fact that any of the Liabilities may be invalid for any reason whatsoever: nor by reason of the fact that the value of any of the collateral, or the financial condition of the Debtor or any obligor under or guarantor of any of the collateral, may not have been correctly estimated or may have changed or may hereafter change; nor by reason of any deterioration, waste, or loss by fire, theft, or otherwise of any of the collateral, unless such deterioration, waste, or loss be caused by the willful act or willful failure to act of Lender.

      The Undersigned agrees to furnish Lender, or the holder of the aforesaid note of the Debtor, upon demand, but not more often than semiannually, so long as any part of the indebtedness under such note remains unpaid, a financial statement setting forth, in reasonable detail, the assets, liabilities, and net worth of the Undersigned.

      The Undersigned acknowledges and understands that if the Small Business Administration (SBA) enters into, has entered into, or will enter into, a Guaranty Agreement, with Lender or any other lending institution, guaranteeing a portion of Debtors Liabilities, the Undersigned agrees that it is not a coguarantor with SBA and shall have no right of contribution against SBA. The Undersigned further agrees that all liability hereunder shall continue notwithstanding payment by SBA under its Guaranty Agreement to the other lending institution.

      The term "Undersigned' as used in this agreement shall mean the signer or signers of this agreement, and such signers, if more than one, shall be jointly and severally liable hereunder. The Undersigned further agrees that all liability hereunder shall continue notwithstanding the incapacity, lack of authority, death, or disability of any one or more of the Undersigned, and that any failure by Lender or its assigns to file or enforce a claim against the estate of any of the Undersigned shall not operate to release any other of the Undersigned from liability hereunder. The failure of any other person to sign this guaranty shall not release or affect the liability of any signer hereof.

                                   /s/ JON E. GOODRICH
                                   -------------------------------------
                                   Jon E. Goodrich

 .........................
NOTE: - Corporate guarantors must execute guaranty in corporate name, by duly authorized officer, and seal must be affixed and duly attested; partnership guarantors must execute guaranty in firm name, together with the signature of a general partner. Formally executed guaranty is to be delivered at the time of disbursement of loan.

                    (LIST COLLATERAL SECURING THE GUARANTY)